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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-207633

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell these securities nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2015

Preliminary Prospectus Supplement
(To Prospectus dated October 28, 2015)

U.S. $

            % Senior Notes due 2045

          We are offering U.S. $            of        % Senior Notes due 2045 (the "notes"). The notes will bear interest at a rate of         % per annum. We will pay interest semi-annually on the notes on                and                of each year, beginning on                            , 2016. The notes will mature on                             , 2045 unless earlier redeemed.

          We may redeem notes in whole, but not in part, on each                    on or after                    ,        at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. See "Description of Notes—Optional Redemption" on page S-16 of this prospectus supplement. In addition, we may redeem the notes, in whole but not in part, at any time at our option, in the event of certain developments affecting United States taxation. See "Description of Notes—Redemption for Tax Reasons."

          The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness. There is no sinking fund for the notes. The notes will be issued in minimum denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof.

          Investing in these securities involves certain risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

          Application will be made to the Taipei Exchange (the "TPEx") for the listing of, and permission to deal in, the notes by way of debt issues only to professional institutional investors as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the Republic of China (the "ROC") and such permission is expected to become effective on or about                     , 2015. The TPEx is not responsible for the content of this prospectus supplement or the accompanying prospectus and no representation is made by the TPEx as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus. The TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the notes on the TPEx shall not be taken as an indication of the merits of us or the notes. No assurance can be given that such application will be approved, or that the TPEx listing will be maintained.

          The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than "professional institutional investors" as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance notaries), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the Securities Investment Trust and Consulting Act, the Future Trading Act or the Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned professional institutional investors.

	Per note	Total

Public offering price	%	$

Selling discount	%	$

Proceeds to Intel Corporation before expenses(1)%		$

(1)
The net proceeds to Intel reflect the public offering price set forth above as reduced by (a) the selling discount set forth above and (b) an aggregate fee of $            that Intel will pay to Morgan Stanley & Co. LLC ("Morgan Stanley") in connection with structuring services that it provided in connection with the notes. Morgan Stanley has agreed to reimburse us for certain of our expenses. Morgan Stanley, as an entity not licensed in the ROC, has not offered or sold, and will not subscribe for or sell any notes offered hereby. See "Selling."

          The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from December     , 2015.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          The managers expect to deliver the notes to investors in book-entry delivery only form through the facilities of Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about December     , 2015, which is the            business day following the date of this prospectus supplement. See "Selling."

Joint Book-Running Managers

Cathay United Bank Co., Ltd.	MasterLink Securities Corporation	Yuanta Securities Co., Ltd.

December             , 2015

PROSPECTUS SUPPLEMENT

PROSPECTUS

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        We have not, and the managers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the managers take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the managers are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms "we," "our," "us" and "Intel" refer to Intel Corporation and its consolidated subsidiaries.

        References herein to "U.S. $," "$" and "dollars" are to the currency of the United States. References herein to "AUS $" are to the currency of Australia. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of the debt securities we may offer in the accompanying prospectus is different from the description of this offering of the notes in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an

S-ii

internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

        This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Intel Corporation and the notes offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above or may be obtained at the SEC's website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INFORMATION INCORPORATED BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 27, 2014, filed with the SEC on February 13, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A that we incorporate by reference in such Annual Report, filed with the SEC on April 2, 2015), as revised by the Current Report on Form 8-K filed with the SEC on June 5, 2015;

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  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 28, 2015, filed with the SEC on April 27, 2015, the fiscal quarter ended June 27, 2015, filed with the SEC on July 27, 2015 and the fiscal quarter ended September 26, 2015, filed with the SEC on October 28, 2015; and

  •
  Our Current Reports on Form 8-K, filed with the SEC on May 27, 2015, June 1, 2015 (only with respect to Item 1.01), June 5, 2015, July 2, 2015 (only with respect to Item 5.02), July 29, 2015, August 11, 2015 and October 21, 2015.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

        Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or

S-iii

superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC's internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them from our Investor Relations department at the following address:

Investor Relations Manager
2200 Mission College Blvd.
M/S RNB4-131
Santa Clara, CA 95054
(800) 628-8688

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated condensed financial statements and the related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 27, 2014, filed with the SEC on February 13, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2015), as supplemented by our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 28, 2015, filed with the SEC on April 27, 2015, for the fiscal quarter ended June 27, 2015, filed with the SEC on July 27, 2015, and for the fiscal quarter ended September 26, 2015, filed with the SEC on October 28, 2015, and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying propsectus.

Intel Corporation

        We design and manufacture advanced integrated digital technology platforms. A platform consists of a microprocessor and chipset and may be enhanced by additional hardware, software, and services. We sell these platforms primarily to original equipment manufacturers ("OEMs"), original design manufacturers ("ODMs"), and industrial and communications equipment manufacturers in the computing and communications industries. Our platforms are used to deliver a wide range of computing experiences in notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops, servers, tablets, smartphones, and the Internet of Things (including wearables, transportation systems, and retail devices). We also develop and sell software and services primarily focused on security and technology integration.

        We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus supplement or the accompanying prospectus.

        Intel, the Intel logo, Intel Core, Intel Atom, Intel Inside, the Intel Inside logo, Iris, Intel RealSense, Intel vPro, Xeon, Intel Xeon Phi, Celeron, Itanium, Pentium, Quark and Ultrabook are trademarks of Intel Corporation in the U.S. and/or other countries. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective holders.

 The Offering

Issuer	Intel Corporation.
Securities Offered	$ aggregate principal amount of % Senior Notes due 2045.
Maturity Date	, 2045.
Interest Rate	The notes will bear interest from December , 2015 at the rate of % per annum, payable semi-annually in arrears.
Interest Payment Dates	and o f each year, beginning on , 2016.
Ranking	The notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.
Currency of Payments	The notes will be denominated in U.S. dollars and we will pay principal, interest and any premium in U.S. dollars.
Additional Amounts

Subject to certain exceptions and limitations set forth herein, we will pay additional amounts as may be necessary to ensure that every net payment on a note to a holder who is not a United States person, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. See "Description of Notes—Payment of Additional Amounts."

Optional Redemption

We may redeem the notes then outstanding in whole, but not in part, on each                        on or after                    ,        . Any redemption described in this paragraph must be on not less than 30 nor more than 60 days' notice and will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. See "Description of Notes—Optional Redemption."

Redemption for Tax Purposes

We may redeem the notes in whole, but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount of the notes to be redeemed (plus any accrued interest and additional amounts then payable with respect to the notes to, but not including, the redemption date). See "Description of Notes—Redemption for Tax Reasons."

Use of Proceeds

We expect to receive net proceeds of $                        from the sale of the notes offered hereby, before expenses but after deducting the selling discount and structuring fee. We intend to use the net proceeds from the offering of the notes to fund a portion of the cash consideration for our previously announced acquisition of Altera Corporation. This offering is not conditioned on the closing of our acquisition of Altera. If such acquisition were not to close for any reason, the net proceeds from the offering of the notes will be used for general corporate purposes, which may include the refinancing of existing indebtedness.

Further Issuances

Subject to the receipt of all necessary regulatory and listing approvals from applicable authorities in the ROC, including but not limited to the TPEx and the Taiwan Securities Association (the "TSA"), we may from time to time, without notice to or the consent of the holders of notes, create and issue further notes ranking equally and ratably with such notes in all respects, or in all respects (except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate ISIN numbers. Any further notes will have the same terms as to status, redemption or otherwise as the notes.

Form of Notes

The notes will be issued only in registered, book-entry form and deposited in global form with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream") and registered in the name of the common depositary or its nominee. Except in the limited circumstances described under "Description of Notes—Book-Entry; Delivery and Form; Global Notes," owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered to be holders of notes under the indenture. The notes will be issued in minimum denominations of $100,000 in principal amount and multiples of $1,000 in excess thereof.

Trustee	Wells Fargo Bank, National Association.
Paying Agent	Elavon Financial Services Limited, UK Branch.
Transfer Agent and Registrar	Elavon Financial Services Limited.
Markets	The notes are offered for sale in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers. See "Selling."

Listing	Application will be made for the notes to be admitted to listing on the TPEx. No assurance can be given that such application will be approved, or that the TPEx listing will be maintained.
Risk Factors

You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Governing Law	The indenture governing the notes is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Words such as "expects," "goals," "plans," "believes," "continues," "may," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements could be affected by the uncertainties and risk factors described throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our actual results may differ materially, and these forward-looking statements do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that had not been completed as of the date of this prospectus supplement. Any of the following factors may impact our achievement of results.

  •
  Our revenue and gross margin percentage could vary significantly from expectations based on the demand for our products; the timing of our product introductions and related expenses, including manufacturing ramp and marketing expenses; the mix of products sold; and product manufacturing quality/yields.

  •
  Demand for our products is highly variable and could be different from expectations due to factors including the introduction, availability and market acceptance of our products, products used together with our products and competitors' products; our ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products; competitive and pricing pressures, including actions taken by competitors; changes in business and economic conditions; consumer confidence or income levels; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

  •
  We operate in highly competitive industries and our operations have high costs that are either fixed or difficult to reduce in the short term. Our cash flow, cash and liquid investments and related financial metrics including EBITDA can be impacted by numerous factors such as unexpected expenditures (including payments to resolve legal proceedings), research and development and capital expenditure decisions, acquisitions and dividends and stock repurchases.

  •
  Our results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where we, our customers or our suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations which could be changed without prior notice.

  •
  Our results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions, including our pending acquisition of Altera.

  •
  Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

  •
  We may be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design our products or requiring other remedies such as compulsory licensing of intellectual property.

  •
  Our results may be affected by the other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC.

        This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. In light of these factors, the forward-looking events and circumstances discussed in this prospectus supplement or the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information" in this prospectus supplement.

RISK FACTORS

        An investment in the notes involves certain risks. You should carefully consider the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 27, 2014, as supplemented by our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 28, 2015, for the fiscal quarter ended June 27, 2015 and for the fiscal quarter ended September 26, 2015, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

        In addition to the risks relating to us described in our reports described above and any subsequent filings incorporated by reference herein or that otherwise modify or supplement this prospectus supplement, the following are additional risks relating to an investment in the notes.

The notes are structurally subordinated to the liabilities of our subsidiaries.

        The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

        The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur additional debt, including secured debt. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

        The indenture for the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness, which could structurally rank senior to the notes;

  •
  limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the notes;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

  •
  restrict our ability to repurchase or prepay our securities;

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

  •
  restrict our ability to enter into highly leveraged transactions; or

  •
  require us to repurchase the notes in the event of a change in control.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Changes in our credit ratings may adversely affect your investment in the notes.

        The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

Active trading markets for the notes may not develop.

        No public market exists for the notes. Application will be made for the listing of the notes on the TPEx. No assurances can be given as to whether the notes will be, or will remain listed on the TPEx or whether a trading market for the notes will develop or as to the liquidity of any such trading market. If the notes fail to or cease to be listed on the TPEx, certain investors may not invest in, or continue to hold or invest in, the notes. If any of the notes are traded after their initial issue, they may trade at a discount or premium from their initial offering price, depending on prevailing interest rates, the market for similar securities and the market for the notes and other factors, including general economic conditions and our financial condition, performance and prospects. No assurance can be given as to the future price level of the notes after their initial issue. The notes may be sold to a limited number of investors and liquidity of the notes may be adversely affected if a significant portion of the notes are bought by a limited number of investors.

Redemption may adversely affect your return on the notes.

        We have the right to redeem the notes in whole, but not in part, prior to maturity on each                        on or after                        ,             . We may also redeem the notes in whole, but not in part, prior to maturity if certain events occur involving U.S. taxation. The redemption price in each case will not include a premium. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the notes provide that notes will be issued with a minimum denomination of $100,000 and multiples of $1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of $1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	Nine Months Ended		Years Ended
	September 26, 2015	September 27, 2014	Dec 27, 2014	Dec 28, 2013	Dec 29, 2012	Dec 31, 2011	Dec 25, 2010
Ratio of earnings to fixed charges	24x	31x	33x	25x	42x	80x	90x

        The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes payable plus fixed charges by (ii) fixed charges. Our fixed charges consist of the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness.

 USE OF PROCEEDS

        We expect to receive net proceeds of $            from the sale of the notes offered hereby, before expenses but after deducting the selling discount and structuring fee. We intend to use the net proceeds from the offering of the notes to fund a portion of the cash consideration for our previously announced acquisition of Altera. This offering is expected to complete our previously announced long-term debt financing for the Altera acquisition. This offering is not conditioned on the closing of our acquisition of Altera. If such acquisition were not to close for any reason, the net proceeds of this offering will be used for general corporate purposes, which may include refinancing of existing indebtedness.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, short-term investments, trading assets, other long-term investments and total capitalization on a consolidated basis as of September 26, 2015:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect:

  •
  the issuance of $                of notes offered hereby; and

  •
  the receipt of net proceeds (before expenses but after deducting the selling discount and structuring fee) from the issuance of the notes offered hereby (but not the application of the net proceeds).

        You should read the following table along with our financial statements and the accompanying notes to those statements, together with management's discussion and analysis of financial condition and results of operations, contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 26, 2015(1)
	Actual	As Adjusted
	(in millions except par value and footnotes) (unaudited)
Cash and cash equivalents	$7,065
Short-term investments	7,119
Trading assets	6,659
Other long-term investments	1,829

Total cash and cash equivalents, short-term investments, trading assets and other long-term investments	22,672

Long-term debt, including current portion of long-term debt(2):
2.45% 2015 Senior notes due 2020	$1,748
3.10% 2015 Senior notes due 2022	1,000
3.70% 2015 Senior notes due 2025	2,247
4.90% 2015 Senior notes due July 2045	1,998
4.90% 2015 Senior notes due August 2045	1,010
1.35% 2012 Senior notes due 2017	2,998
2.70% 2012 Senior notes due 2022	1,495
4.00% 2012 Senior notes due 2032	744
4.25% 2012 Senior notes due 2042	924
1.95% 2011 Senior notes due 2016	1,500
3.30% 2011 Senior notes due 2021	1,997
4.80% 2011 Senior notes due 2041	1,490
3.25% 2009 Junior subordinated convertible debentures due 2039(3)	1,096
2.95% 2005 Junior subordinated convertible debentures due 2035(3)	975
% Senior notes due 2045 offered hereby	—
Total long-term debt(3)	21,222

Total debt capitalization	$21,222

Temporary equity(4)	905
Stockholders' equity:
Preferred stock, $0.001 par value, 50 shares authorized; none issued, actual and as adjusted	—
Common stock and capital in excess of par value, 4,731 shares issued and 4,730 outstanding ($0.001 par value, 10,000 shares authorized)(5)	$23,001
Accumulated other comprehensive income (loss)	(335)
Retained earnings	34,431

Total stockholders' equity	57,097

Total capitalization	79,224

(1)
The amounts above do not reflect the issuance, cash proceeds or long-term debt balances from the sale of AUS $250 million (approximately U.S. $180 million as of the date of issuance) aggregate principal amount of 3.25% senior notes due 2019 and AUS $550 million (approximately U.S. $395 million as of the date of issuance) aggregate principal amount of 4.00% senior notes due 2022 we issued on December 1, 2015.

(2)
The amounts for our convertible debentures exclude the amounts allocated to equity upon issuance, and the notes offered hereby reflect the aggregate public offering price. The total principal amount of our long-term debt, including current maturities, is $22,782 million as of September 26, 2015 and $             million on an as adjusted basis.

(3)
The total long-term debt amount as of September 26, 2015 does not include adjustments for debt issuance costs.

(4)
The amounts for our 3.25% Junior subordinated convertible debentures due 2039 (the "2039 debentures") and 2.95% Junior subordinated convertible debentures due 2035 (the "2035 debentures") exclude the amount allocated to equity upon issuance, and the amounts for the notes offered hereby reflect the aggregate public offering price of each series. The excess of the amount of cash payable if converted over the carrying amount of the 2039 debentures has been classified as temporary equity on our consolidated balance sheet as the debentures are convertible at the option of the holders as of September 26, 2015. In future periods, if the closing stock price conversion right condition is no longer met, all outstanding 2039 debentures would be reclassified to long-term debt and the temporary equity would be reclassified to stockholders' equity. As of September 26, 2015, the aggregate principal amount outstanding of our convertible debentures was $3.6 billion.

(5)
Excludes (i) 62.8 million shares issuable upon the exercise of options outstanding as of September 26, 2015, having a weighted average exercise price of $21.42 per share under our 2006 Equity Incentive Plan, our 2004 Equity Incentive Plan, our 1997 Stock Option Plan and our 1984 Stock Option Plan, (ii) 110.6 million shares issuable upon vesting of unvested restricted stock units as of September 26, 2015, (iii) 258 million and 181 million additional shares authorized for issuance as of September 26, 2015 under our 2006 Equity Incentive Plan and 2006 Stock Purchase Plan, respectively, and (iv) shares issuable upon conversion of our 2035 debentures and shares issuable upon conversion of our 2039 debentures.

DESCRIPTION OF NOTES

        The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities in the accompanying prospectus.

        We will issue the notes as separate series of debt securities as defined in the accompanying prospectus. The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities under the heading "Description of Debt Securities" in the accompanying prospectus. The notes are to be issued under an indenture, dated as of March 29, 2006, between us and Citibank, N.A., as trustee, as supplemented by the first supplemental indenture, dated as of December 3, 2007, between us and Wells Fargo Bank, National Association, as successor trustee (the "base indenture") and a supplemental indenture to be dated as of the date the notes are issued (together with the base indenture, the "indenture"). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. You may request a copy of the indenture from us as set forth in "Information Incorporated by Reference" in this prospectus supplement. We urge you to read the indenture (including the form of senior note contained therein) because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the "Company," "we," "our" and "us" refer only to Intel Corporation and not to its subsidiaries.

General

        We will initially issue a total of $            aggregate principal amount of            % Senior Notes that will mature on                         , 2045 (the "notes"). We may issue additional notes as described under "—Further Issuances."

        We may redeem the notes, in whole but not in part, at our option on or after            ,          as described under "—Optional Redemption" below.

        We may also redeem the notes, in whole but not in part, prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events do occur, the notes will be redeemed at a redemption price of 100% of their principal amount plus any accrued interest and additional amounts payable with respect to the notes to, but not including, the redemption date. See "—Redemption for Tax Reasons."

        The notes will be issued in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

        The term "business day" when used with respect to any note means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, London or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close.

        The notes will not be subject to any sinking fund.

        We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Ranking

        The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations. However, the notes are structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

        As of September 26, 2015, we had $21.2 billion of indebtedness outstanding, none of which was secured and $2.1 billion of which was subordinated. After giving effect to this offering and our issuance of AUS $250 million (approximately U.S. $180 million as of the date of issuance) aggregate principal amount of 3.25% senior notes due 2019 and AUS $550 million (approximately U.S. $395 million as of the date of issuance) aggregate principal amount of 4.00% senior notes due 2022 on December 1, 2015, we would have had approximately $             billion of indebtedness outstanding as of September 26, 2015.

Interest

        The notes will be initially limited in aggregate principal amount to $            and will mature on                    , 2045, unless earlier redeemed.

        Interest on the notes will accrue from December     , 2015 at the rate of        % per annum, payable semi-annually in arrears on                and                 of each year, beginning on                , 2016. Interest on the notes will be paid to the person in whose name that note is registered at the close of business on              or               , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date, maturity date or redemption date. All payment dates with respect to the notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time-zone applicable to The City of New York. Because of time zone differences, the interest payment date on which we make payment may not be the same business day in the applicable jurisdiction of the relevant holder of notes. In addition, deliveries, payments and other communications involving the notes are likely to be carried out through Euroclear and Clearstream, which means such transaction can only be carried out on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan. See also "—Book-Entry; Delivery and Form—Clearance and Settlement Procedures" below.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the notes will be payable at the office of the paying agent in London, United Kingdom and any other location we designate. The notes may be registered for transfer or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith) at the office of the registrar in Dublin, Ireland. Initially, the paying agent's office in London, United Kingdom and the registrar's office in Dublin, Ireland will serve as our office and agency for these respective purposes. We may elect that payment of interest on notes be made by wire transfer or by check mailed to the address of the appropriate person as it appears on the security register. So long as the registered owner of the notes is a common depositary of Euroclear and Clearstream or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. See "—Book-Entry; Delivery and Form; Global Notes" below.

        We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.

        The registered holder of a note will be treated as the owner of that note for all purposes.

        Subject to applicable escheat laws, all amounts of principal and of premium, if any, and interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us upon our request, and the holders of such notes will thereafter look solely to us for payment.

Optional Redemption

        We have the option to redeem the notes then outstanding in whole, but not in part, on each                on or after           ,          . Any redemption described in this paragraph will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes called for redemption.

        Notice of any redemption will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

        In addition, the notes are subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events do occur, the notes will be redeemed at a redemption price of 100% of their principal amount plus any accrued and unpaid interest and additional amounts then payable with respect to the notes to, but not including, the redemption date. See "—Redemption for Tax Reasons."

Further Issuances

        Subject to the receipt of all necessary regulatory and listing approvals from applicable authorities in the ROC, including but not limited to the TPEx and the TSA, we may, from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate ISIN numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to such notes.

Payment of Additional Amounts

        All payments of principal and interest in respect of the notes by us or a paying agent on our behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by the United States or any political subdivision or taxing authority of or in the United States (collectively, "Taxes"), unless such withholding or deduction is required by law.

        In the event such withholding or deduction for Taxes is required by law, subject to the limitations described below, we will pay to or on account of any beneficial owner of notes who is not a U.S. Person (as defined below) such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by such beneficial owner, after withholding or deduction for such Taxes, will be equal to the amount such person would have received in the absence of such withholding or deduction.

        However, no Additional Amounts shall be payable for or on account of:

          (a)   any Taxes which would not have been so imposed, withheld or deducted but for:

      (1)
      the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity or between a person related to the holder or beneficial owner) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States, being or having been engaged in a trade or business in the United States, being or having been present in the United States, or having or having had a permanent establishment in the United States;

      (2)
      the failure of the holder, the beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

          (b)   any Taxes imposed by reason of the holder's or beneficial owner's present or former status as a foreign personal holding company, or personal holding company, with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

          (c)   any Taxes which would not have been imposed, withheld or deducted but for the holder or beneficial owner being or having been (x) a "10-percent shareholder" of ours as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, (y) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code or (z) a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (d)   any Taxes which would not have been imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such note for payment on a date more than

        30 days after the date on which such payment became due and payable or the date on which payment of the note is duly provided for, whichever occurs later;

          (e)   any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;

          (f)    any Taxes which are payable otherwise than by withholding or deduction from a payment on such note;

          (g)   any Taxes which are imposed, withheld or deducted with respect to, or payable by, a holder that is not the beneficial owner of the note, or a portion of the note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

          (h)   any Taxes required to be withheld or deducted by any paying agent from any payment on any note, if such payment can be made without such withholding or deduction by at least one other paying agent;

          (i)    any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

          (j)    any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

          (k)   any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the applicable payment becomes due or is duly provided for, whichever occurs later; or

          (l)    any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).

        For purposes of this section, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a note will not, in and of itself, constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

        Except as specifically provided under this section "—Payment of Additional Amounts," we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

        If we are required to pay Additional Amounts with respect to the notes, we will notify the trustee and paying agent pursuant to an officer's certificate that specifies the Additional Amounts payable and when the Additional Amounts are payable. If the trustee and the paying agent do not receive such an officer's certificate from us, the trustee and paying agent may rely on the absence of such an officer's certificate in assuming that no such Additional Amounts are payable.

        In addition, we undertake that, to the extent permitted by law, we will maintain a paying agent that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.

        As used in this "—Payment of Additional Amounts," "U.S. Person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

        We may redeem the notes at our option in whole, but not in part, on at least 15 days' but not more than 60 days' notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable with respect to the notes to, but not including, the redemption date), if we determine that (A) as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, which change or amendment is announced and becomes effective after the date of this prospectus supplement, we have or will become obligated to pay additional amounts as described under "—Payment of Additional Amounts" on any notes or (B) after the date of this prospectus supplement, any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, taken by any taxing authority or a court of competent jurisdiction in the United States, whether or not such action was taken or made with respect to us, results in a material probability that we have or will become obligated to pay additional amounts as described under "—Payment of Additional Amounts" on any notes. Prior to the mailing of any notice of such a redemption, we will deliver to the trustee (1) an officer's certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes called for redemption.

Events of Default

        Each of the following is an "event of default" under the indenture for a series of notes:

  (1)
  a failure to pay principal of or premium, if any, on any note of such series, when due at its stated maturity date, upon redemption or otherwise;

  (2)
  a failure to pay interest on any note of such series, for 30 days after the date payment is due and payable;

  (3)
  a failure by us to comply with any covenant or agreement in the indenture for 90 days after written notice; and

  (4)
  the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

        If an event of default with respect to a series of notes occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series, may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on the applicable notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us, the principal of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to such notes, have been cured or waived as provided in the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of such series also have the right to waive past defaults, other than the non-payment of principal of or premium or interest, if any, on any such outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable notes.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.

        No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to such series of notes;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made written request, and offered indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, to institute the proceeding as trustee; and

  •
  the trustee has not instituted the proceeding, has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with that request and has failed to institute the proceeding within the preceding 60 days.

        Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.

        The trustee will, within 90 days after any default occurs of which it has actual knowledge, give notice of the default to the holders of the notes of that series, unless the default has been already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such notes.

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

        We and the trustee may execute a supplemental indenture without the consent of the holders of the notes in order to:

  •
  cure ambiguities, omissions, defects or inconsistencies as evidenced by an officer's certificate;

  •
  make any change that would provide any additional rights or benefits to the holders of the notes of a series;

  •
  provide for or add guarantors with respect to the notes of any series;

  •
  secure the notes of any series;

  •
  provide for uncertificated notes of any series in addition to or in place of certificated notes of the applicable series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  provide for the assumption by our successor, if any, of our obligations to holders of any outstanding notes of any series in compliance with the provisions of the indenture;

  •
  maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any change that does not adversely affect the rights of any holder of notes in any material respect.

        We may issue separate series of notes under the base indenture in the future without the consent of the holders of any other series and in such event may modify the indenture with respect to such separate series in accordance with its terms.

        Other amendments and modifications of the indenture or the notes may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of notes may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding notes of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding note affected:

  •
  reduce the principal amount, extend the fixed maturity, or alter or waive the redemption provisions of the notes;

  •
  impair the right of any holder of the notes to receive payment of principal of or premium or interest on the notes (including upon redemption) on and after the due dates for such principal, premium or interest;

  •
  change the currency in which principal, any premium or interest is paid;

  •
  reduce the percentage in principal amount outstanding of notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

  •
  impair the right to institute suit for the enforcement of any payment on the notes;

  •
  waive a payment default with respect to the notes or any future guarantor of a series of notes;

  •
  reduce the interest rate or extend the time for payment of interest on the notes; or

  •
  adversely affect the ranking of the notes of any series.

Book-Entry; Delivery and Form; Global Notes

  General

        We have obtained the information in this section concerning Clearstream, Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

        The notes will be issued in registered, global form, in minimum denominations of $100,000 and integral multiples of $1,000 above that amount. Initially, the notes will be represented by one or more permanent global certificates (the "global notes") (which may be subdivided) in definitive, fully registered form without interest coupons.

        Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

        The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in U.S. dollars.

        Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

        The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

        Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

        Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        We have been advised by Clearstream and Euroclear, respectively, as follows:

  Clearstream

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

  Euroclear

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

        Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

  Clearance and Settlement Procedures

        We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

  ROC Trading

        Investors with a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank, may request the approval of the Taiwan Depositary & Clearing Corporation ("TDCC") for the settlement of the notes through the account of TDCC with Euroclear or Clearstream and if such approval is granted by TDCC, the notes may be so cleared and settled. In such circumstances, TDCC will allocate the respective book-entry interest of such investor in the notes position to the securities book-entry account designated by such investor in the ROC. The notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and the TPEx as domestic bonds.

        In addition, an investor may apply to TDCC (by filing in a prescribed form) to transfer the notes in its own account with Euroclear or Clearstream to the TDCC account with Euroclear or Clearstream for trading in the domestic market or vice versa for trading in overseas markets.

        For such investors who hold their interest in the notes through an account opened and held by TDCC with Euroclear or Clearstream, distributions of principal and/or interest for the notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC's receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

  Exchange of Book-Entry Notes for Certificated Notes

        The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

  •
  the depositary (1) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days; or

  •
  we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

        In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the relevant global note or notes that had been held by the depositary.

  Notices

        Any notices required to be given to the holders of the notes will be given to the depositary, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

  The Trustee

        Wells Fargo Bank, National Association, as successor trustee, is the trustee under the base indenture. The trustee's current address is 333 S. Grand Avenue, Fifth Floor, Suite 5A, Los Angeles, California 90071. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors that purchase notes for cash at the time of original issuance at their "issue price" (generally the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and applies only to beneficial owners that hold the notes as "capital assets" within the meaning of Section 1221 of the Code.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain U.S. expatriates, and persons holding notes as part of a "straddle," "hedge," "conversion transaction," or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the notes.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a "United States person" (as defined in the Code).

        The term "Non-U.S. Holder" means any beneficial owner of a note that is not a U.S. Holder and is not a partnership (including any entity or arrangement properly classified as a partnership for U.S. federal income tax purposes). For the purposes of this summary, U.S. Holders and Non-U.S. Holders are referred to collectively as "holders."

        If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership and partners in such partnerships are urged to consult with their own tax advisors regarding the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of the notes.

        This discussion is for general purposes only. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state, and local laws and tax treaties, and the possible effects of changes in tax laws.

Payments under Certain Events

        We may be required, under certain circumstances, to pay additional amounts in respect of the notes (as described in "Description of Notes—Payment of Additional Amounts"). Although the issue is not free from doubt, we intend to take the position that the possibility that we will be required to pay such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is binding on a holder, unless such holder explicitly discloses to the U.S. Internal Revenue Service ("IRS") on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, the timing and character of a holder's income and the timing of our deductions with respect to the notes could be affected. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

        It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for federal income tax purposes. In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount (as set forth in the Code), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the notes, other than amounts attributable to accrued and unpaid interest (which will be treated as ordinary interest income to the extent such interest has not been previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder's adjusted tax basis in a note will generally equal the cost of the note.

        The gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes will generally be long-term capital gain or loss if, at the time of the sale, exchange, redemption, or other taxable disposition, the U.S. Holder's holding period in the notes exceeds one year. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their own tax advisors regarding the deductibility of capital losses in light of their particular circumstances.

Medicare Tax

        U.S. Holders who are individuals, estates or certain trusts are subject to an additional 3.8% Medicare tax on the lesser of (a) the U.S. person's "net investment income" (or undistributed "net investment income" in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. person's modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Backup Withholding and Information Reporting

        In general, a U.S. Holder that is not an "exempt recipient" will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder will generally be subject to information reporting requirements, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Payments of Interest

        Subject to the discussions below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes as long as that interest is not "effectively connected" with the Non-U.S. Holder's conduct of a trade or business within the United States and:

  •
  the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder's trade or business; and

  •
  either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form that it is not a "U.S. person" (as defined in the Code), and provides its name, address and certain other required information or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder or an intermediate financial institution and furnishes to us a copy thereof.

        A Non-U.S. Holder that does not qualify for exemption from withholding as described above will generally be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes (except as described below with respect to effectively connected income). A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Generally, subject to the discussions below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act," any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under "—Payments of Interest" above) will be exempt from U.S. federal income and withholding tax, unless

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described below under "—Effectively Connected Income"; or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its U.S. source capital gains exceed its U.S. source capital losses.

Effectively Connected Income

        If interest or gain recognized by a Non-U.S. Holder on a note is "effectively connected" with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), then the Non-U.S. Holder will be exempt from the withholding tax on interest if the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI or an applicable successor form, but the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest or gain as if it were a "United States person" (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty.

Backup Withholding and Information Reporting

        Under current U.S. Treasury regulations, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the amount of tax withheld, if any, from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other "reportable payments." Such backup withholding and additional information reporting will not apply to payments on the notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under "—Payments of Interest" is received from the Non-U.S. Holder.

        Backup withholding and information reporting will generally not apply to payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a "United States person" (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a "United States person" (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and it satisfies certain other conditions, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder's U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner.

        Non-U.S. Holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

        The withholding provisions described above will generally not apply to payments of gross proceeds from a sale or other disposition of notes until on or after January 1, 2019. Holders should consult their tax advisors regarding FATCA and the regulations thereunder.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders are urged to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

 ROC TAXATION

        The following general description of certain taxation provisions under ROC law is based on current law and practice and an assumption that the notes will be issued, offered, sold and re-sold to professional institutional investors as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC only. This description is subject to change potentially with retroactive effect. Investors should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. It does not purport to be comprehensive and does not constitute legal or tax advice. Investors (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult with their own tax advisors regarding the tax consequences of an investment in the notes.

Interest on the Notes

        As we, the issuer of the notes, are not an ROC statutory tax withholder, there is no ROC withholding tax on the interest to be paid on the notes. ROC corporate holders must include the interest receivable under the notes as part of their taxable income and pay income tax at a flat rate of 17% (unless the total taxable income for a fiscal year is under NT$120,000), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax ("AMT") is not applicable. Non-ROC corporate holders are subject to ROC income tax on ROC-sourced income only and the interest receivable under the notes is not ROC-sourced income. Hence non-ROC corporate holders have no ROC income tax issue with the interest receivable under the notes. AMT does not apply either.

Sale of the Notes

        In general, the sale of corporate bonds or financial bonds is subject to a 0.1% securities transaction tax ("STT") on the transaction price. However, Article 2-1 of the Securities Transaction Tax Act of the ROC prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds for seven years from January 1, 2010 to December 31, 2016. Therefore, the sale of the notes will be exempt from STT if the sale is conducted on or before December 31, 2016. Starting from January 1, 2017, any sale of the notes will be subject to STT at 0.1% of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

        Capital gains generated from the sale of bonds are deemed ROC-sourced income but exempt from income tax. Accordingly, ROC corporate holders are not subject to income tax on any capital gains generated from the sale of the notes. However, ROC corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the annual income tax calculated pursuant to the AMT Act of the ROC, the excess becomes the ROC corporate holders' AMT payable. Capital losses, if any, incurred by such holders could be carried over five years to offset against capital gains of same category of income for the purposes of calculating their AMT.

        Non-ROC corporate holders with a fixed place of business (e.g., a branch) or a business agent in the ROC are not subject to income tax on any capital gains generated from the sale of the notes. However, their fixed place of business or business agent should include any such capital gains in calculating their basic income for the purpose of calculating AMT.

        As to non-ROC corporate holders without a fixed place of business or a business agent in the ROC, they are not subject to income tax or AMT on any capital gains generated from the sale of the notes.

SELLING

        Intel Corporation and the managers for the offering named below have entered into a subscription agreement with respect to the notes. Subject to certain conditions, each manager has severally agreed to purchase the principal amount of notes indicated in the following table.

Manager	Principal Amount of notes
Cathay United Bank Co., Ltd.	$
MasterLink Securities Corporation
Yuanta Securities Co., Ltd.

Total	$

        The managers are committed to take and pay for all of the notes being offered, if any are taken. To the extent permitted by applicable laws and regulations, the managers may make offers and sales in the United States through one or more U.S. registered broker-dealers. See "—Other Relationships."

        Notes sold by the managers to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the public offering price, the managers may change the offering prices and the other selling terms. The offering of the notes by the managers is subject to receipt and acceptance and subject to the managers' right to reject any order in whole or in part.

Commissions and Discounts

        The following table shows the selling discount that we will pay to the managers in connection with this offering:

Paid By Us
Per note		%
Total	$

        We will pay an aggregate fee of $            (the "structuring fee") to Morgan Stanley & Co. LLC ("Morgan Stanley") in connection with structuring services that it provided in connection with the notes. Morgan Stanley as an entity not licensed in the ROC, has not offered or sold, and will not offer, subscribe for or sell any of the notes offered hereby.

        We estimate that our out-of-pocket expenses in connection with this offering, other than the selling discount and the structuring fee, will be approximately $            . Morgan Stanley has agreed to reimburse us for up to $             million of our out of pocket expenses associated with the offering.

        We have also agreed to indemnify the several managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the managers may be required to make in respect of any such liabilities. Separately, in connection with structuring services that Morgan Stanley provided in connection with the notes, we have agreed to indemnify Morgan Stanley against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. Application will be made to the TPEx for the listing of, and permission to deal in, the notes by way of debt issues to professional institutional investors as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC only and such permission is expected to become effective on or about

December  , 2015. We cannot make any assurance that the TPEx listing will be maintained. The managers are not obligated to carry out market-making activities with respect to the notes. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

        We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the             business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the third business day preceeding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

        Cathay United Bank Co., Ltd., MasterLink Securities Corporation and Yuanta Securities Co., Ltd. are not U.S. registered broker-dealers and, therefore, to the extent permitted by ROC laws and regulations and that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

        The managers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the managers or their respective affiliates has a lending relationship with us, certain of those managers or their respective affiliates routinely hedge, and certain other of those managers may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these managers or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), each manager has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  United Kingdom

        Each manager has represented and agreed that:

  (a)
  (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  Hong Kong

        Each manager represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

  Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Each manager has agreed that it has not, directly or indirectly, offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        Each manager acknowledges that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each manager represents, warrants and agrees that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  Republic of China

        The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than "professional institutional investors" as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance notaries), the foregoing as further defined in more details in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the Securities Investment Trust and Consulting Act, the Future Trading Act or the Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned professional institutional investors.

VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Lee and Li, Attorneys-at-Law, is acting as special Taiwanese legal counsel to Intel and will issue an an opinion on certain legal matters to the managers. Certain legal matters will be passed upon for the managers by Davis Polk & Wardwell LLP, Menlo Park, California.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 27, 2014, as revised by the Current Report on Form 8-K filed with the SEC on June 5, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

INTEL CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

        We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on The NASDAQ Global Select Market® under the symbol "INTC."

        Investing in our securities involves a high degree of risk. See "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 28, 2015

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus, from time to time.

        The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  warrants;

  •
  depositary shares;

  •
  purchase contracts;

  •
  guarantees; and

  •
  units consisting of any of the securities listed above.

        Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

        We design and manufacture advanced integrated digital technology platforms. A platform consists of a microprocessor and chipset, and may be enhanced by additional hardware, software, and services. We sell these platforms primarily to original equipment manufacturers (OEMs), original design manufacturers (ODMs), and industrial and communications equipment manufacturers in the computing and communications industries. Our platforms are used to deliver a wide range of computing experiences in notebooks (including Ultrabook™ devices), 2 in 1 systems, desktops, servers, tablets, smartphones, and the Internet of Things (including wearables, transportation systems, and retail devices). We also develop and sell software and services primarily focused on security and technology integration.

        We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus.

        Intel, the Intel logo, Intel Core, Intel Atom, Intel Inside, the Intel Inside logo, Iris, Intel RealSense, Intel vPro, Xeon, Intel Xeon Phi, Celeron, Itanium, Pentium, Quark and Ultrabook are trademarks of Intel Corporation in the U.S. and/or other countries. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective holders.

        When used in this prospectus, the terms "the Company," "Intel," "issuer," "we," "our," and "us" refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended		Years Ended
	September 26, 2015	September 27, 2014	Dec 27, 2014	Dec 28, 2013	Dec 29, 2012	Dec 31, 2011	Dec 25, 2010
Ratio of earnings to fixed charges	24x	31x	33x	25x	42x	80x	90x

        The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes payable plus fixed charges by (ii) fixed charges. Our fixed charges consist of the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in a prospectus supplement relating to such debt securities. For purposes of this description of debt securities, references to "the Company," "Intel," "we," "our," and "us" refer only to Intel Corporation and not to its subsidiaries.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under either an indenture dated as of March 29, 2006 between us and Wells Fargo Bank, National Association, as Successor Trustee to Citibank, N.A., that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted, from time to time, including the First Supplemental Indenture dated as of December 3, 2007 between us and Wells Fargo Bank, National Association, as Successor Trustee to Citibank, N.A. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than Wells Fargo Bank, National Association, and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets." The Company's certificate of incorporation also contains other provisions which may prevent or limit a change of control. See "Description of Capital Stock" below.

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder, (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the Indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.

Events of Default

        Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the successor person is a corporation organized under the laws of the United States and assumes the Company's obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        Existence.    Except as permitted under "—Consolidation, Merger and Sale of Assets," the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Calculation of Original Issue Discount.    The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or, from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

        The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of "—Events of Default" with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. Subsequent to a legal defeasance under clause (i) above, the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

        Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK

General

Common Stock

        Under Intel's third restated certificate of incorporation (the "certificate of incorporation"), Intel is authorized to issue up to ten billion shares of common stock. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. The holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by the board of directors of Intel out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of Intel, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of October 16, 2015, there were approximately 4,719 million shares of common stock issued and outstanding.

Preferred Stock

        Under the certificate of incorporation, Intel is authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and the board of directors of Intel is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of October 28, 2015, there were no shares of preferred stock issued and outstanding.

No action by stockholder consent

        Intel's certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 66 2/3% or more of voting stock vote in favor of such action.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents,

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  to or through underwriters,

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  through broker-dealers (acting as agent or principal),

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  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

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  through a combination of any such methods of sale;

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  through any other methods described in a prospectus supplement

        The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 27, 2014, as revised by the Current Report on Form 8-K filed with the SEC on June 5, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Intel SEC Filings (File No. 000-06217)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2015 annual meeting of stockholders incorporated by reference therein)	Year ended December 27, 2014, as revised by the Current Report on Form 8-K filed with the SEC on June 5, 2015
Current report on Form 10-Q	Three months ended March 28, 2015, June 27, 2015 and September 26, 2015
Current reports on Form 8-K	Filed on May 27, 2015, June 1, 2015 (only with respect to Item 1.01), June 5, 2015, July 2, 2015 (only with respect to Item 5.02), July 29, 2015 and August 11, 2015.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are only incorporating certain portions of our annual proxy statement for our 2015 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

        You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Intel Corporation
2200 Mission College Blvd., M/S RNB4-151
Santa Clara, CA 95054
Attn: Corporate Secretary
(800) 628-8686
www.intel.com

        THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

U.S. $

Intel Corporation

        % Senior Notes due 2045

Prospectus Supplement

December     , 2015

Joint Book-Running Managers

Cathay United Bank Co., Ltd.
MasterLink Securities Corporation
Yuanta Securities Co., Ltd.